Exhibit 99.1

August 23, 2023

Atlanta Braves Holdings, Inc. to Present at Goldman Sachs Communacopia & Technology Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE) – Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) announced that Greg Maffei, Chairman, President and CEO of Atlanta Braves Holdings, Inc., will be presenting at the Goldman Sachs Communacopia & Technology Conference on Wednesday, September 6th at 4:05 p.m. E.T. in San Francisco. During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook, as well as other forward looking matters.

The presentation will be broadcast live via the Internet. All interested persons should visit the Atlanta Braves Holdings, Inc. website at https://www.bravesholdings.com/investors/news-events/ir-calendar to register for the webcast. An archive of the webcast will also be available on this website after appropriate filings have been made with the SEC.

About Atlanta Braves Holdings, Inc.

Atlanta Braves Holdings, Inc. (NASDAQ: BATRA, BATRK) consists of 100% of the ownership and voting interest in Braves Holdings, LLC, which is the owner and operator of the Atlanta Braves Major League Baseball Club and the mixed-use real estate development, The Battery Atlanta, and is the operator of the Atlanta Braves Major League Baseball Club’s stadium, Truist Park.

Atlanta Braves Holdings, Inc.
Shane Kleinstein, 720-875-5432

Source: Atlanta Braves Holdings, Inc.